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                                                                     EXHIBIT 5.1

              [LETTERHEAD OF SCHNADER HARRISON SEGAL & LEWIS LLP]

                                                                October 29, 1999

PubliCARD, Inc.
75 Kings Highway Cutoff, 5th Floor
Fairfield, CT 06430

     Re: PubliCARD, Inc.; Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as Pennsylvania counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") relating to the offering of up to 18,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"). All of the shares covered by the Registration Statement (the "Shares") may be sold by the Publicker Industries Inc. Retirement Income Plan.

     In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

     Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, rules or regulations.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                                         /s/ SCHNADER HARRISON SEGAL & LEWIS LLP